Exhibit 10.2

FOURTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Revolving Credit, Term Loan and Security Agreement (this "Fourth Amendment") is dated this 24th day of April, 2018, by and among UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a Delaware corporation ("Universal"), DUNKIRK SPECIALTY STEEL, LLC, a Delaware limited liability company ("Dunkirk"), NORTH JACKSON SPECIALTY STEEL, LLC, a Delaware limited liability company ("North Jackson") (Universal, Dunkirk, North Jackson are collectively, the "Borrowers", and each a "Borrower"), the LENDERS party hereto, and PNC BANK, NATIONAL ASSOCIATION ("PNC"), in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the "Administrative Agent").

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors party thereto, the Lenders, the Administrative Agent, PNC and BANK OF AMERICA, N.A., as co-collateral agents for Lenders entered into that certain Revolving Credit, Term Loan and Security Agreement, dated as of January 21, 2016, as amended by that certain (i) First Amendment to Revolving Credit, Term Loan and Security Agreement, dated May 12, 2017, (ii) Second Amendment to Revolving Credit, Term Loan and Security Agreement, dated October 23, 2017 and (iii) Third Amendment to Revolving Credit, Term Loan and Security Agreement, dated March 9, 2018 (as further amended, modified, supplemented, extended, renewed or restated from time to time, the "Credit Agreement"); and

WHEREAS, the Borrowers hereby request that the Maximum Revolving Advance Amount be increased by Eight Million and 00/100 Dollars ($8,000,000.00) in accordance with Section 2.24 of the Credit Agreement, and in connection with the foregoing the Loan Parties desire to amend certain provisions of the Credit Agreement, and the Lenders and the Administrative Agent agree to permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement unless the context herein clearly indicates otherwise.

2.Section 1.2 of the Credit Agreement is hereby amended by inserting the following definitions in their appropriate alphabetical order:

"Fourth Amendment" shall mean that certain Fourth Amendment to Revolving Credit, Term Loan and Security Agreement, dated the Fourth Amendment Closing Date, by and among the Borrowers party thereto, the Lenders party thereto and the Administrative Agent.

"Fourth Amendment Closing Date" shall mean April 24, 2018.

3.Section 1.2 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and in their stead inserting the following:

"Maximum Revolving Advance Amount" shall mean Seventy-Three Million and 00/100 Dollars ($73,000,000.00) plus any additional increases after the Fourth Amendment Closing Date in accordance with Section 2.24 and minus any permanent reductions in accordance with Section 2.2(f).

"Maximum Swing Loan Advance Amount" shall mean Seven Million Three Hundred Thousand and 00/100 Dollars ($7,300,000.00); provided that, upon the effective date of each additional increase after the Fourth Amendment Closing Date in the Maximum Revolving Advance Amount in accordance with Section 2.24 or each permanent reduction in accordance with Section 2.2(f), the Maximum Swing Loan Advance Amount shall increase or decrease, as applicable, by an amount equal to ten percent (10%) of the amount of such increase or permanent reduction in the Maximum Revolving Advance Amount.

"Revolving Commitment Amount" shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment amount (if any) set forth below such Lender's name on the signature pages to the Fourth Amendment (or, in the case of any Lender that became party to this Agreement after the Fourth Amendment Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment amount provided for in the joinder signed by such New Lender under Section 2.24(a)(x), in each case as the same may be adjusted upon any additional increase after the Fourth Amendment Closing Date by such Lender pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

"Revolving Commitment Percentage" shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment Percentage (if any) set forth below such Lender's name on the signature pages to the Fourth Amendment (or, in the case of any Lender that became party to this Agreement after the Fourth Amendment Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving

Commitment Percentage provided for in the joinder signed by such New Lender under Section 2.24(a)(x), in each case as the same may be adjusted upon any additional increase after the Fourth Amendment Closing Date in the Maximum Revolving Advance Amount pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

4.Notwithstanding the provisions of Section 2.24(a)(v) of the Credit Agreement, by execution of this Fourth Amendment, the Administrative Agent and the Lenders hereby consent to the increase in the Maximum Revolving Advance Amount pursuant to this Fourth Amendment, in accordance with Section 2.24 of the Credit Agreement, for an amount less than Ten Million and 00/100 Dollars ($10,000,000.00).

5.Section 3.3 of the Credit Agreement is hereby amended by adding the following new clause (e) to the end thereof, immediately following clause (d):

(e)	On the Fourth Amendment Closing Date, Borrowers shall pay to Administrative Agent for the ratable benefit of Lenders an amendment fee of Twenty Thousand and 00/100 Dollars ($20,000.00).

6.The provisions of Sections 2 through 5 of this Fourth Amendment shall not become effective until the Administrative Agent shall have received the following items, each in form and substance acceptable to the Administrative Agent and its counsel:

(a) this Fourth Amendment, duly executed by the Borrowers, the Lenders and the Administrative Agent;

(b) amended and restated Revolving Credit Notes in favor of each Lender, in each case duly executed by the Borrowers;

(c)the results of searches listing all effective financing statements, judgments and tax liens which name any of the Loan Parties, as debtor, together with copies of such financing statements, judgment filings and tax lien filings, none of which, except for Permitted Encumbrances, shall cover any of the Collateral;

(d)the executed legal opinion of K&L Gates LLP, counsel to the Loan Parties;

(e)certificates of an authorized officer/member/manager of each Loan Party, as applicable, as to (i) resolutions of such Loan Party’s board of directors or member/manager, as applicable, authorizing such Loan Party to enter into this First Amendment and execute all related documents, (ii) incumbency, and (iii) copies of its organizational documents with any and all amendments thereto (or in the alternative if applicable, certifying that such organizational documents have not been amended since the Closing Date);

(f)good standing certificates for each Loan Party dated not more than thirty (30) days prior to the date hereof, issued by the Secretary of State or other appropriate official of each Loan Party’s jurisdiction of formation;

(g)a certificate signed by an Authorized Officer of each Loan Party dated as of the Fourth Amendment Closing Date, certifying that (i) all representations and warranties set forth in this Fourth Amendment, the Credit Agreement and the Other Documents are true and correct in all material respects on and as of such date (except to the extent that by their express terms are made as of a specific date, in which case such representations and warranties shall be true and correct as of such specific date), (ii) each Loan Party is on such date in compliance with all the terms and provisions set forth in this Fourth Amendment, the Credit Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

(h)title bring-down certification with respect to the North Jackson Premises;

(i)updated appraisal with respect to the North Jackson Premises;

(j)evidence of completion of flood insurance due diligence conducted by each Lender and satisfaction of flood insurance compliance by each Lender with respect to the North Jackson Mortgage;

(k)payment of all fees and expenses owed to the Administrative Agent (including, without limitation, the fees payable pursuant to Section 5 of this Fourth Amendment), and the Administrative Agent's counsel in connection with this Fourth Amendment and the Credit Agreement; and

(l) such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request.

7.Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

8.Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which secured the Obligations immediately prior to the entering into of this Fourth Amendment, continues to secure the Obligations.

9.Each Loan Party represents and warrants to each Agent and each of the Lenders as follows: (i) such Loan Party has the full power to enter into, execute, deliver and carry out this Fourth Amendment and all such actions have been duly authorized by all necessary proceedings on its part, (ii) neither the execution and delivery of this Fourth Amendment by such Loan Party nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof by any of them will conflict with, constitute a default under or result in any breach of (a) such Loan Party's Organizational Documents or (b) any Law or any Material Contract or instrument or order, writ, judgment, injunction or decree to which such Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such Loan Party, and (iii) this Fourth Amendment has been duly and validly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of this Fourth Amendment may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

10.Each Loan Party represents and warrants that (i) no Default or Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Fourth Amendment or the performance or observance of any provision hereof or any transaction completed hereby, and (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified in writing in accordance with the Credit Agreement or pursuant to this Fourth Amendment.

11.Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

12.The agreements contained in this Fourth Amendment are limited to the specific agreements made herein.  Except as expressly set forth herein, this Fourth Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents or the Lenders under the Credit Agreement or any Other Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Other Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Other Document in similar or different circumstances.  This Fourth Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.  This Fourth Amendment amends the Credit Agreement and is not a novation thereof.  Nothing expressed or implied in this Fourth Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Borrower or any Guarantor under the Credit Agreement or any Other Document from any of its obligations and liabilities thereunder.

13.This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.  Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

14.This Fourth Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof.  Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or relating to this Fourth Amendment.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, by their officers thereunto duly authorized, have executed this Fourth Amendment on the day and year first above written.

BORROWERS:
WITNESS: /s/ Christopher T. Scanlon___	UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC. By:/s/ Paul A. McGrath_______(SEAL) Name:Paul A. McGrath Title: Vice President of Administration, General Counsel and Secretary
WITNESS: /s/ Christopher T. Scanlon __	DUNKIRK SPECIALTY STEEL, LLC By:/s/ Paul A. McGrath ______(SEAL) Name: Paul A. McGrath Title: Executive Officer and Secretary
WITNESS: /s/ Christopher T. Scanlon___	NORTH JACKSON SPECIALTY STEEL, LLC By:/s/ Paul A. McGrath________(SEAL) Name:Paul A. McGrath Title: Vice President and Secretary

AGENT AND LENDERS:
PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent
By:/s/ David B. Thayer_______ Name:David B. Thayer Title:Vice President Revolving Commitment Percentage: 50.000000000% Revolving Commitment Amount $36,500,000.00

BANK OF AMERICA, N.A., as a Lender
By: /s/ William J. Wilson_______ Name:William J. Wilson Title:Senior Vice President Revolving Commitment Percentage: 50.000000000% Revolving Commitment Amount $36,500,000.00